Exhibit 99.1

Contact: Leah Stearns
Senior Vice President, Treasurer and Investor Relations
Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION ANNOUNCES COMPLETION OF
REDEMPTION OF ALL OUTSTANDING 7.25% SENIOR NOTES

BOSTON, MASSACHUSETTS - February 10, 2017 - American Tower Corporation (NYSE: AMT) announced today that it has completed its previously announced redemption of all of its outstanding 7.25% senior unsecured notes due 2019. The Company redeemed the notes pursuant to their terms at approximately 112.0854% of the principal amount, plus accrued and unpaid interest up to, but excluding, February 10, 2017. The total aggregate redemption price was approximately $341.4 million, including approximately $5.1 million in accrued interest. The Company financed the redemption with borrowings under its credit facility entered into in June 2013, as amended and cash on hand. Upon completion of this redemption, none of the 7.25% notes remained outstanding.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 144,000 communications sites. For more information about American Tower, please visit www.americantower.com.

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